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                                                                    EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 33-5874), the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 2-91176), the Registration Statement on Form S-8 (No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement on Form S-8 (No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement on Form S-8 (No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement on Form S-3 (No. 33-57034) and related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock and Capital Securities issuable by the Corporation, (e) the Registration Statement on Form S-3 (No. 33-54049) and the related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation, (f) the Registration Statement on Form S-4 (No. 33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation, (g) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-31896) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and common stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation, (h) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (i) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp, (j) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., (k) the Registration Statement on Form S-4, as amended by Form S-8 (No. 33-55505) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank, and (l) the Registration Statement on Form S-3 (No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan, of our report, which includes an explanatory paragraph related to changes in the method of accounting for investments in 1993 and method of accounting for income taxes in 1992, dated January 19, 1994, on our audit of the consolidated financial statements of Independence Bancorp, Inc. as of December 31, 1993 and for the years ended December 31, 1993 and 1992, incorporated by reference in CoreStates Annual Report on Form 10-K for the year ended December 31, 1994.


                                                /s/Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 13, 1995